Exhibit 4.6

COMMON STOCK PURCHASE WARRANT

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS OTHERWISE DESCRIBED BELOW.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED [IN ADDITION, FOR REGULATION S PURCHASERS: OR (III) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT].  [IN ADDITION, FOR REGULATION S PURCHASERS: HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  THE SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION INS AVAILABLE.]

Warrant No.

IDAHO GENERAL MINES, INC.

(Incorporated under the laws of the State of Idaho)

VOID AFTER 5:00 P.M., SPOKANE, WASHINGTON TIME, ON                 , 2008

Warrant to Purchase                 Shares of Common Stock Dated                 , 2007

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED,                                                  or its registered assign(s) (the “Holder”) is entitled to purchase from Idaho General Mines, Inc., an Idaho corporation (the “Company”), subject to the terms and conditions set forth in this Warrant, up to                                  fully paid and nonassessable shares of common stock (“Common Stock”), of the Company, at any time commencing on the date hereof (the “Commencement Date”) and expiring at 5:00 p.m., Spokane Washington time, on                 , 2008 (the “Expiration Time”). The price for each share of Common Stock purchased hereunder (as adjusted as set forth herein, collectively the “Warrant Shares”) is $5.20 per share until expiration of this Warrant (as adjusted as set forth herein, the “Purchase Price”).

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.             EXERCISE OF WARRANT.

A.            MANNER OF EXERCISE. This Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the Commencement Date and expiring on the Expiration Time or, if any such day is a day on which banking institutions in the City of Spokane, Washington, are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Purchase Form attached as Annex I (the “Purchase Form”) duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Purchase Price for the number of shares specified in the Purchase Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney.

B.            CASHLESS EXERCISE.  Notwithstanding the foregoing in Section 1(A) regarding payment of the Purchase Price in cash or by check, if the resale of the Warrant Shares is not covered by an effective registration statement filed with the U.S. Securities and Exchange Commission, the Holder may elect to receive a reduced number of Warrant Shares in lieu of tendering the Purchase Price in cash or by check by so indicating in the Purchase Form.  In such case, the number of Warrant Shares to be issued to the Holder shall be computed using the following formula:

X = Y(A-B)

            A

where:    X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares to be exercised under this Warrant;

A = the Closing Price (defined below) per share of Common Stock on the Trading Day before the Purchase Form and this Warrant are duly surrendered to the Company for a full or partial exercise hereof; and

B = the Purchase Price.

“Closing Price” on any Trading Day means:

(a)                                  if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or quoted on the OTC Bulletin Board, the last reported sale price of the Common Stock on such exchange or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

(b)                                 if (a) is not applicable, the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc.; or

(c)                                  if neither (a) nor (b) is applicable, an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, whose determination shall be conclusive.

“Trading Day” means a day during which trading in securities generally occurs on (i) the American Stock Exchange or principal national security exchange or other quotation system on which the Company’s common stock is quoted or listed or admitted to trading, or (ii) if (i) is not applicable, on the over-the-counter market on the day in question as reported by a generally accepted reporting service, or (iii) if neither (i) nor (ii) are applicable, as determined in good faith by the Company’s board of directors, whose determination shall be conclusive.

C.            STATUS AS HOLDER OF WARRANT SHARES; TAXES; EXPIRATION.  Upon receipt by the Company of this Warrant, the duly executed Purchase Form and any other appropriate instruments of transfer, together with the Exercise Price, at its office, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of Warrant Shares. This Warrant shall become void, and all rights hereunder shall cease, at the Expiration Time. The Company in its sole discretion may extend the duration of this Warrant by delaying the Expiration Time.

D.            ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of all or any portion of this Warrant, the Company shall (i) issue to the Holder a certificate or certificates for the number of full Warrant Shares to which the Holder is entitled, or, at the Holder’s request, deliver such Warrant Shares electronically if such means is otherwise presently available to and utilized by the Company, registered in such name or names as may be directed by the Holder, and (ii) if this Warrant has not been exercised in full, issue to the Holder a new countersigned warrant in substantially the same form for the Warrant Shares as to which this Warrant shall not have been exercised. This Warrant may not be exercised by, or securities issued to, any Holder in any state in which such exercise would be unlawful.

2.             RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all Warrant Shares or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

3.             NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the holder of this Warrant would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, on the basis of the Closing Price on the Trading Day before the Purchase Form and this Warrant are duly surrendered to the Company for a full or partial exercise hereof.

4.             STOCK DIVIDENDS; SPLIT-UPS. If after the issuance of this Warrant, and subject to the provisions herein the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of Warrant Shares shall be increased in proportion to such increase in outstanding shares and the then applicable Purchase Price shall be correspondingly decreased.

5.             AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions herein, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

6.             REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the registered holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the registered holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and the Warrant Shares) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Company the obligation to deliver to the registered holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

7.             FORM OF WARRANT. This Warrant need not be changed because of any adjustment pursuant to the terms herein, and any form of warrant issued after such adjustment may state the same Purchase Price and the same number of shares as is stated in this Warrant. However, the Company may at any time in its sole discretion make any change in the form of this Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any warrant thereafter issued, whether in exchange or substitution for this Warrant or otherwise, may be in the form as so changed.  The Company agrees to notify the Holder of any adjustment to the number of shares or Purchase Price of the Warrant, any changes to the form of this Warrant or any other change pursuant to the terms herein.

8.             TRANSFER OF WARRANTS. This Warrant and the Warrant Shares have not been registered under the 1933 Act or similar state laws. This Warrant and Warrant Shares cannot be sold or transferred by an investor unless

(i) they are so registered or (ii) an exemption from registration is available at the time of transfer and, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that such registration is not required is delivered to the Company.  Subject to the foregoing limitations, the Company shall register the transfer, from time to time, of this Warrant upon the Company’s warrant register, upon surrender of this Warrant for transfer, accompanied by a duly executed Assignment Form in the form attached as Annex II, with signatures properly guaranteed as indicated. Upon any such transfer, a new warrant or warrants representing the aggregate number of this Warrant shall be issued and this Warrant shall be cancelled by the Company.

A restrictive legend shall be placed upon each share certificate acquired upon exercise of this Warrant in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED [IN ADDITION, FOR REGULATION S PURCHASERS: OR (III) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT].  [IN ADDITION, FOR REGULATION S PURCHASERS: HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.]

The foregoing legend will be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become the subject of an effective resale registration statement or they become eligible for resale pursuant to Rule 144(k) under the 1933 Act; provided, that such holder consents to the entry by the Company of stop transfer instructions with the Company’s transfer agent during any period under which a notice from the Company of the happening of any event that makes any statement made in such resale registration statement or related prospectus untrue or which requires the making of any changes in such resale registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading shall be in effect.

9.             NO RIGHTS AS STOCKHOLDERS. Prior to the exercise of this Warrant in accordance with the terms hereof and payment of the full exercise price therefor, the Holder will not be entitled to any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company in respect to the meetings of stockholders or the election of directors of the Company or any other matter.

10.           LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination, tenor, and date. Any such new warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

11.           GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles that would require the application of the law of another jurisdiction.

12.           NOTICES OF CERTAIN ACTIONS.  In the event:

(a)                                  the Company sets a record date with respect to the holders of Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)                                 the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event;

(c)                                  the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event;

(d)                                 of any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event; or

(e)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will provide written notice (an “Event Notice”) to the Holder at least ten days prior to (i) the record date in the case of (a) above, specifying the record date and the amount and character of such dividend, distribution or right, and (ii) the effective date of any event specified in clause (b), (c), (d) or (e) above, specifying the effective date on which such event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event, if applicable.  Any failure to mail an Event Notice required by this Section 12 or any defect therein or in the mailing thereof will not affect the validity of the corporate action required to be specified in such Event Notice.  Nothing herein shall prohibit the Holder from exercising this Warrant during the ten day period commencing on the date of an Event Notice, provided that such exercise occurs prior to the Expiration Time and the Holder otherwise complies with the terms hereof.

13.           DELIVERY OF NOTICE. Notices and other communications to be given to the Holder of this Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 10 North Post Street, Suite 610, Spokane, Washington 99201, Attn: Chief Executive Officer, or at such other address as the Company shall have designated by written notice to the registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or in facsimile, by the undersigned thereunto duly authorized, as of the date first written above.

IDAHO GENERAL MINES, INC.

By:

Name:

Title:

ANNEX I

TO COMMON STOCK PURCHASE WARRANT

PURCHASE FORM

To:                                                                                                                                                                    Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.       ) (the “Warrant”), hereby irrevocably elects to purchase                      shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such Warrant, which is $                 in lawful money of the United States.

IF PAYMENT FOR ANY OF THE SHARES TO BE ISSUED HEREUNDER IS PURSUANT TO THE CASHLESS EXERCISE PROVISION IN SECTION 1(B) OF THE WARRANT, PLEASE PROVIDE THE FOLLOWING INFORMATION:

Number of Warrant Shares to be purchased under this Warrant:

Closing Price per share of Common Stock on the Trading Day before this Purchase Form and the Warrant are surrendered: $                           as of                                       , 20    *

Number of shares of Common Stock to be issued to the undersigned pursuant to the purchase described herein based upon the calculation in Section 1(B) of the Warrant:                                  *

* Note: The undersigned understands that this information is provided by the undersigned solely for informational purposes, and that it is not binding on the Company for any purpose.  The terms of the Warrant, and not this Purchase Form, will govern the calculation of these items and the actual number of shares of Common Stock to be received by the undersigned pursuant to the purchase of shares of Common Stock hereunder.

[FOR REGULATION S PURCHASERS:

The undersigned certifies that (check one):

☐  it is not a U.S. person (as defined in Rule 902 under the U.S. Securities Act of 1933, as amended), and this Warrant is not being exercised on behalf of a U.S. person; or

☐  the undersigned is delivering herewith a written opinion of counsel to the effect that this Warrant and the securities delivered upon exercise hereof have been registered under the U.S. Securities Act of 1933, as amended, or are exempt from registration thereunder.]

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Warrant.

[Name]

Name:
Title:
Address:

ANNEX II

TO COMMON STOCK PURCHASE WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                  hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.         ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:
[Name]

Name:
Title:
Signature Guaranteed:
By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.